Exhibit 99.1

Atlantic Power Corporation Announces Launch of Syndication of New Senior Secured Credit Facilities by APLP Holdings Limited Partnership

DEDHAM, MASSACHUSETTS – March 21, 2016 – Atlantic Power Corporation (NYSE: AT) (TSX: ATP) (“Atlantic Power” or the “Company”) announced today the next step in its plan to reshape its balance sheet and further reduce its near--term debt maturities.  The Company intends to refinance the existing term loan and revolving credit facility at its Atlantic Power Limited Partnership (“APLP”) subsidiary.  The new term loan, to be raised by APLP Holdings Limited Partnership (“APLP Holdings”), an intermediate holding company for APLP and a wholly-owned subsidiary of the Company, is expected to be increased in size to up to $700 million, with excess proceeds expected to be utilized for the redemption of the Company’s convertible debentures maturing in 2017 as well as other potential initiatives to reshape the Company’s capital structure (as described below).  The new term loan is expected to have a seven-year maturity (two years later than the maturity of APLP’s existing term loan) and the new revolver a five-year maturity (three years later than the maturity of APLP’s existing revolver).  Following completion of the refinancing, the Company will have no corporate debt maturities prior to 2019.  Although initially this refinancing will not result in a net reduction in debt, debt reduction is expected to occur over time through mandatory amortization of the new term loan and a 50% cash sweep.

Details of this announcement are as follows:

APLP Holdings today launched the syndication of proposed new senior secured credit facilities, comprising up to $700 million in aggregate principal amount of senior secured term loan facilities and up to $210 million in aggregate principal amount of senior secured revolving credit facilities (collectively, the “New Credit Facilities”).  Subject to entry into definitive documentation for the New Credit Facilities, satisfaction of the conditions to closing thereunder and the other matters more fully described below, the Company and its subsidiaries expect to use the New Credit Facilities to:

•                  replace APLP’s existing $210 million senior secured revolving credit facility maturing in February 2018;

•                  fund the prepayment of the APLP senior secured term loan, which had an outstanding principal amount of $473.2 million as of December 31, 2015 and which matures in February 2021;

•                  fund the optional prepayment or redemption of the Company’s outstanding Cdn$67.3 million 6.25% Convertible Unsecured Subordinated Debentures, Series A, maturing in March 2017, and the Company’s outstanding Cdn$75.8 million 5.60% Convertible Unsecured Subordinated Debentures, Series B, maturing in June 2017 (total US$ equivalent $103.4 million as of December 31, 2015);

•                  provide for ongoing working capital needs of the Company and of APLP Holdings and its subsidiaries;

•                  support APLP Holdings’ and its subsidiaries’ collateral support obligations to contract counterparties;

•                  provide for general corporate purposes of APLP Holdings and its subsidiaries;

•                  fund a debt service reserve for the new revolving credit facility;

•                  pay transaction costs and expenses; and

•                  (upon closing) make a distribution to the Company from remaining proceeds of the term loan, which the Company may use for any corporate purpose, including, at the discretion of the Company, repurchase of convertible debentures maturing in 2019 and repurchase of preferred and common equity.

Subject to and concurrent with the close of this transaction, two other subsidiaries of the Company – Atlantic Power Transmission, Inc. (“APT”) and Atlantic Power Generation, Inc. (“APG”) – will be contributed to APLP Holdings.  Five of the six power generating assets owned by APT and APG will be added to the existing borrower’s collateral package of 17 power generating assets.  The collateral package for the New Credit Facilities will thus consist of a first lien on 16 of the 17 APLP projects, a pledge of the Company’s equity interest in the remaining APLP project, and a pledge of the Company’s equity interests in the five contributed projects at APT and APG.  In addition, the Company will provide a downstream guarantee of the New Credit Facilities.

APLP’s existing Cdn$210 million aggregate principal amount of 5.95% Senior Unsecured Medium Term Notes maturing in June 2036 (the “MTNs”) prohibit APLP (subject to certain exceptions) from granting liens over any of its assets (and those of its material subsidiaries) to secure any indebtedness, unless the MTNs are secured equally and ratably with such other indebtedness.  Accordingly, in connection with the execution of the New Credit Facilities, APLP will grant an equal and ratable security interest in the collateral package securing the New Credit Facilities in favor of the trustee for the benefit of the holders of the MTNs.

The closing of the New Credit Facilities is subject to syndication, the conclusion of negotiations, execution of definitive documentation, receipt of requisite approvals and satisfaction of customary closing conditions.  There can be no assurance that APLP Holdings will be successful in its syndication efforts or that APLP Holdings will be able to enter into the New Credit Facilities.

The Company has appointed Goldman Sachs Lending Partners LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated as joint bookrunners for the New Credit Facilities.

For a summary of the anticipated terms of the New Credit Facilities, please see the Company’s Current Report on Form 8-K dated March 21, 2016 filed with the Securities and Exchange Commission.

About Atlantic Power

Atlantic Power owns and operates a diverse fleet of power generation assets in the United States and Canada.  The Company’s power generation projects sell electricity to utilities and other large commercial customers largely under long-term power purchase agreements, which seek to minimize exposure to changes in commodity prices.  Atlantic Power’s power generation projects in operation have an aggregate gross electric generation capacity of approximately 2,138 MW, in which its aggregate ownership interest is approximately 1,500 MW.  The Company’s current portfolio consists of interests in twenty-three operational power generation projects across nine states in the United States and two provinces in Canada.

Atlantic Power trades on the New York Stock Exchange under the symbol AT and on the Toronto Stock Exchange under the symbol ATP.  For more information, please visit the Company’s website at www.atlanticpower.com or contact:

Atlantic Power Corporation
Investor Relations
(617) 977-2700
info@atlanticpower.com

Copies of certain financial data and other publicly filed documents are filed on SEDAR at www.sedar.com or on EDGAR at www.sec.gov/edgar.shtml under “Atlantic Power Corporation” or on the Company’s website.

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Cautionary Note Regarding Forward-Looking Statements

To the extent any statements made in this news release contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and under Canadian securities law (collectively, “forward-looking statements”).

Certain statements in this news release may constitute “forward-looking statements”, which reflect the expectations of management regarding the future growth, results of operations, performance and business prospects and opportunities of the Company and its projects.  These statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, can generally be identified by the use of the words “may,” “will,” “project,” “continue,” “believe,” “intend,” “anticipate,” “expect” or similar expressions that are predictions of or indicate future events or trends and which do not relate solely to present or historical matters.  Examples of such statements in this press release include, but are not limited to, statements with respect to the following:

•                  the successful syndication, negotiation (including the definitive terms of relevant covenants) and execution of the New Credit Facilities;

•                  the Company’s general expectations regarding the use of proceeds;

•                  the Company’s expectations regarding corporate debt maturities following entry into the New Credit Facilities; and

•                  the Company’s expectations regarding the impact of the New Credit Facilities on debt reduction efforts.

Forward-looking statements involve significant risks and uncertainties, should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not or the times at or by which such performance or results will be achieved.  Please refer to the factors discussed under “Risk Factors” and “Forward-Looking Information” in the Company’s periodic reports as filed with the Securities and Exchange Commission from time to time for a detailed discussion of the risks and uncertainties affecting the Company.  Although the forward-looking statements contained in this news release are based upon what are believed to be reasonable assumptions, investors cannot be assured that actual results will be consistent with these forward-looking statements, and the differences may be material. These forward-looking statements are made as of the date of this news release and, except as expressly required by applicable law, the Company assumes no obligation to update or revise them to reflect new events or circumstances.